AMENDMENT NO. 3
TO THE EMPLOYMENT AGREEMENT
BETWEEN
JETBLUE AIRWAYS CORPORATION
AND ROBIN HAYES

This AMENDMENT NO. 3 (the “Amendment”) to the Employment Agreement, dated February 16, 2015 and amended on February 16, 2017 and on February 13, 2020 (collectively, the “Prior Agreement”), by and between JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the “Company”), and ROBIN HAYES (the “Executive”), is hereby entered into this 5th day of September 2021.

WHEREAS, the Company and the Executive previously entered into the Prior Agreement; and

WHEREAS, the Company and the Executive desire to provide for the continued employment of the Executive on the terms and conditions contained in the Prior Agreement, as modified by this Amendment;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Section 2 of the Prior Agreement is replaced in its entirety by the following:

“2.    Term of Employment. The Executive’s employment under this Agreement commenced on February 16, 2015 (the “Effective Date”). On September 5, 2021, the Board of Directors of the Company (the “Board”) exercised its discretion to extend the initial term of the Agreement (the “Term”), such that this Agreement shall terminate on the earlier of (i) September 1, 2023 or (ii) the termination of the Executive’s employment under this Agreement.”

2. All remaining terms of the Prior Agreement shall continue in full force and effect, as amended hereby.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer pursuant to the authority of its Board, and the Executive has executed this Amendment, as of the date set forth above.

JETBLUE AIRWAYS CORPORATION

By: /s/ Laurie Villa
Name: Laurie Villa
Chief People Officer

EXECUTIVE

By: /s/ Robin Hayes
Name: Robin Hayes
Dated: September 5, 2021